UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Hestia Insight Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	85-0994055
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

400 S. 4th Street Suite 500

Las Vegas, NV 89101

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☒

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 024-11289

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock, $0.001 par value (the “Common Stock”) of Hestia Insight Inc. (the “Company”). The description of the Common Stock is contained in the section entitled “Description of Securities” in the Offering Circular included in the Company’s Offering Statement on Form 1-A (File No. 024-11289) initially filed with the Securities and Exchange Commission (“Commission”) on August 6, 2020, as amended on November 30, 2020, December 31, 2020, and January 20 1, 2021, which was qualified on January 28, 2021, and as may be further amended from time to time (the “Offering Statement”). This information is incorporated herein by reference. Any form of Offering Circular or Supplement to the Offering Statement that includes such descriptions and that are filed subsequently to the Offering Statement are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Exhibit Description

3.1	Articles of Incorporation of Hestia Insight Inc. filed with Nevada Secretary of State on November 19, 2003(1)

3.2	Certificate of Amendment to Articles of Incorporation of Hestia Insight Inc. filed with Nevada Secretary of State on March 12, 2019 increasing the number of authorized shares to 300,000,000, consisting of 290,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.00001 per share(1)

3.3	Bylaws of Hestia Insight Inc. dated June 11, 2020(1)

3.4	Certificate of Reinstatement filed with Nevada Secretary of State on November 13, 2018 (1)

3.5	Certificate of Amendment for Custodianship (1)

3.6	Certificates of Designation, and Certificate of Withdrawal (1)

4.1	Form of Subscription Agreement (1)

4.2	Form of Warrant (1)

10.1	Independent Consulting Agreement, dated December 1, 2019, by and between Hestia Insight Inc. and BHPA Inc (1)

(1)	Filed as an exhibit to the Form 1-A filed by the Registrant with the Commission on August 6, 2020, and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 4, 2021	Hestia Insight Inc.

	By:	/s/ Edward Lee
	Name:	Edward Lee
	Title:	Chief Executive Officer

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